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                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

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                                  FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                  OF THE SECURITIES AND EXCHANGE ACT OF 1934


                                June 9, 1997
                               Date of Report
                      (Date of earliest event reported)


                    CITADEL COMPUTER SYSTEMS INCORPORATED
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

          DELAWARE                       0-08718               75-2242792
(State or other jurisdiction    (Commission File Number)     (IRS Employer
      of Incorporation)                                    Identification No.)

         3811 TURTLE CREEK BOULEVARD, SUITE 600, DALLAS, TEXAS 75219
                   (Address of Principal Executive Office)

                               (214) 520-9292
             (Registrant's telephone number, including area code)

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ITEM 7.              FINANCIAL STATEMENTS AND EXHIBITS

(C)  EXHIBITS.

The following exhibits are furnished in accordance with Item 601 of Regulation S-B.

99.1   Offshore Securities Subscription Agreement

99.2   8% Redeemable Convertible Note

99.3 Warrant to Purchase Shares of Common Stock of Citadel Computer Systems Incorporated

99.4   Registration Rights Agreement


ITEM 9.   SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

On June 9, 1997, the Company had a closing with respect to a private placement of $1,125,000 of its 8% redeemable convertible notes due June 9, 2000 (before fees and expenses). The notes were sold to Silenus Limited, an offshore accredited investor, pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Regulation S. Approximately $600,000 of the net proceeds were used to retire debt securities which were convertible into shares of Citadel common stock.

The principal amount of the notes may be converted, at the option of the holders, at a conversion price per share equal to the lesser of (a) the Strike Price (as defined below) or (b) 75% of the then average closing bid price of the Company's common stock, commencing 45 days after June 9, 1997. The Strike Price shall equal one hundred twenty percent (120%) of the closing bid price of the Common Stock as of the date before the Closing Date. Each conversion is calculated from the average closing bid price of the Company's stock the five trading days prior to the conversion date. The Company has the option to redeem the notes at any time prior to thirtieth day following the Closing Date for a redemption price equal to the principal amount, plus a premium of 15%, and all accrued interest. The Company may redeem all or any portion of the Note at any time between the thirtieth and forty-fifth day following the Closing Date at a redemption price for each Note to be redeemed equal to the principal amount, plus a premium of 20%, and all accrued interest.

The investor received warrants to purchase 300,000 shares of the common stock of the Company at the Stock Purchase Price (as defined below) for a four year term. The "Stock Purchase Price" shall equal (a) $0.50 per share for 150,000 shares,
(b) $0.875 per share for 75,000 shares, and (c) $1.125 per share for 75,000 shares; provided, that in the event the Company exercises its right to redeem the Note, the warrants to purchase 150,000 shares set forth in sections (b) and
(c) above shall lapse.


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The Company also granted the investors certain registration rights covering the shares of common stock issuable upon conversion of the notes and exercise of the warrants pursuant to a registration rights agreement.

Copies of the form of note, subscription agreement, warrants and registration rights agreement are filed as exhibits hereto and incorporated herein.


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITADEL COMPUTER SYSTEMS INCORPORATED
          (Registrant)


DATE: June 24, 1997


By: /s/ Steven B. Solomon
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        Steven B. Solomon, Chief Operating Officer